Exhibit 10.41

NATIONAL MENTOR HOLDINGS , LLC

EXECUTIVE DEFERRAL PLAN

AMENDMENT

Dated as of September [    ], 2014

This Amendment (the “Amendment”) to the National Mentor Holdings, LLC Executive Deferral Plan (the “Plan”) is adopted by National Mentor Holdings, LLC (the “Company”) and is effective as of September [    ], 2014.

WHEREAS, the Company has previously adopted the Second Amendment and Restatement of the Plan effective as of January 1, 2009. Any capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning set forth in the Plan.

WHEREAS, the Company has the right to amend the Plan as provided herein in accordance with Article 8 of the Plan.

WHEREAS, the Board of Directors of the Company has determined that it is in the best interest of the Company and the Participants to further amend the Plan as provided herein.

NOW, THEREFORE, for good and valuable consideration, the Award Agreement is hereby amended and modified as follows:

Section 1. New Section 7.5. Article 7 of the Plan is hereby amended to provide for a new Section 7.5 as follows:

“Notwithstanding anything to the contrary in this Plan or in any Salary Reduction Agreement, if a Participant is deemed on a Termination of Employment to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then with regard to any payment or the provision of any benefit that is considered “nonqualified deferred compensation” under Section 409A of the Code payable on account of a “separation from service,” such payment or benefit shall not be made or provided until the date which is the earlier of (A) the expiration of the six (6)-month period measured from the date of such “separation from service” of the Participant, and (B) the date of the Participant’s death, to the extent required under Code Section 409A. Upon the expiration of the foregoing delay period, all payments and benefits delayed pursuant to this Section 7.5 (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Participant in a lump sum, and any remaining payments and benefits due under the Plan or pursuant to any Salary Reduction Agreement shall be paid or provided in accordance with the normal payment dates specified for them therein.”

Section 2. Except as amended herein, all other terms, covenants and conditions of the Plan and any applicable Salary Reduction Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer and adopted by its Board.

NATIONAL MENTOR HOLDINGS, LLC

By:

Name:

Its: